Exhibit 32.2

CERTIFICATION REQUIRED BY EXCHANGE ACT RULES 13a-14(b) and 15d-14(b),
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Thermo Fisher Scientific Inc. (the “Company”) for the period ended June 27, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Peter M. Wilver, Senior Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to Securities Exchange Act of 1934 Rules 13a-14(b) and 15d-14(b), that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                                                                                                    /s/ Peter M. Wilver
Dated:  July 31, 2009                                                                                                Peter M. Wilver
                                                                                                                                    Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Thermo Fisher Scientific Inc. and will be retained by Thermo Fisher Scientific Inc. and furnished to the Securities and Exchange Commission or its staff upon request.